Exhibit 99.1

Blink Charging Signs Reseller Agreement With Ballantyne Strong For Deployment of Electric Vehicle Charging Stations At Cinema Operators, Theme Parks and Other Entertainment and Leisure-Related Locations

Miami Beach, FL – February 3, 2021 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, announced today that it has entered into a reseller agreement with Ballantyne Strong (NYSE: BTN). Under the agreement, Strong Entertainment, a division within Ballantyne Strong, will offer Blink’s full line of charging stations to its broad base of cinema operators, theme parks, and other entertainment and leisure-related locations.

“During our many years operating in the EV charging industry, we have learned that when EV drivers seek public charging, they often look for accessible options at the recreational spots they visit. Through its Strong Entertainment subsidiary, Ballantyne Strong has deep and longstanding relationships with most of the leading cinema and amusement companies, providing a tremendous opportunity to work together to provide EV charging as an amenity at entertainment venues across the country. We believe that Ballantyne Strong’s vast geographic reach and diverse customer base make them a valuable sales partner, enabling the continued deployment of Blink chargers in high-density locations,” commented Michael D. Farkas, Founder and Chief Executive Officer of Blink.

Mark Roberson, Chief Executive Officer of Ballantyne Strong, commented, “With long-standing partnerships with the top cinema companies in the United States, our Strong Entertainment group is ideally positioned to offer Blink chargers and equipment to the thousands of cinemas, theme parks, and entertainment venues that make up our customer base. In addition to providing our customers the opportunity to offer a time-saving, convenient amenity to their EV driving patrons, this partnership also supports our company-wide commitment to creating a cleaner, healthier environment by promoting EV use through the deployment of accessible charging infrastructure.”

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 23,000 charging stations, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink Charging’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

About Ballantyne Strong

Ballantyne Strong, Inc. (NYSE: BTN (www.ballantynestrong.com) is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in North America and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 30% ownership position in GreenFirst Forest Products Inc. which has recently completed an investment in a sawmill and related assets and a 21% ownership position in FG Financial Group, Inc. which is implementing business plans to operate as a diversified insurance, reinsurance and investment management holding company.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

PR@BlinkCharging.com

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187